Exhibit 10.11

STARWOOD WAYPOINT RESIDENTIAL TRUST

EQUITY PLAN

RESTRICTED SHARE UNIT AWARD AGREEMENT

THIS RESTRICTED SHARE UNIT AWARD AGREEMENT (the “Agreement”), dated as of                       , 20        (the “Grant Date”), is made by and between Starwood Waypoint Residential Trust, a Maryland real estate investment trust (the “Company”), and                        (the “Grantee”).

WHEREAS, the Company has adopted the Starwood Waypoint Residential Trust Equity Plan (the “Plan”), pursuant to which the Company may grant to the Grantee Restricted Share Units, the payment of which may be subject to vesting and forfeiture conditions (“Restricted Share Units”);

WHEREAS, the Grantee is a natural person who is providing bona fide services to the Company on the date of this Agreement;

WHEREAS, the Company desires to grant to the Grantee the number of Restricted Share Units provided for herein;

NOW, THEREFORE, in consideration of the recitals and the mutual agreements herein contained, the parties hereto agree as follows:

Section 1.                                          Grant of Restricted Share Unit Award

(a)                                 Grant of Restricted Share Units. The Company hereby grants to the Grantee Restricted Share Units on the terms and conditions set forth in this Agreement and as otherwise provided in the Plan.

(b)                                 Incorporation of Plan. The provisions of the Plan are hereby incorporated herein by reference. Except as otherwise expressly set forth herein, this Agreement shall be construed in accordance with the provisions of the Plan and any capitalized terms not otherwise defined in this Agreement shall have the definitions set forth in the Plan. The Board shall have final authority to interpret and construe the Plan and this Agreement and to make any and all determinations thereunder, and its decision shall be binding and conclusive upon the Grantee and its representatives in respect of any questions arising under the Plan or this Agreement.

Section 2.                                          Terms and Conditions of Award

The grant of Restricted Share Units provided in Section 1(a) shall be subject to the following terms, conditions and restrictions:

(a)                                 Restrictions. The Restricted Share Units, and any interest therein, may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of, except by will or the laws of descent and distribution, prior to the lapse of restrictions set forth in this Agreement applicable thereto, as set forth in Section 2(d). The Board may in its discretion, cancel all or any portion of any outstanding restrictions prior to the expiration of the periods provided under

Section 2(d). The period from the date of grant of a Restricted Share Unit to the date it becomes vested and payable shall be referred to herein as the “Restricted Period.”

(b)                                 Form of Payment. Unless otherwise determined by the Committee at the time of payment, each Restricted Share Unit granted hereunder shall represent the right to receive one Share following the date on which such Restricted Share Unit vests, as provided herein.

(c)                                  Dividend/Distribution Equivalents. The Grantee shall be paid as of each date (a “Dividend Date”) on which cash dividends and cash distributions are paid with respect to Shares underlying as yet unpaid Restricted Share Units an amount equal to the amount paid to each Company shareholder with respect to the same number of Shares, provided that the record date with respect to such dividend or distribution occurs within the Restricted Period and provided that the Grantee continues to provide services to the Company through such Dividend Date. Additional Restricted Share Units shall be credited to the Grantee’s account as of each Dividend Date on which dividends and distributions and/or special dividends and distributions that are paid in a form other than cash are paid with respect to Shares, provided that the record date with respect to such dividend or distribution occurs within the Restricted Period and provided that the Grantee continues to provide services to the Company through such Dividend Date. The number of Restricted Share Units to be credited to the Grantee’s account with respect to this Award as of any Dividend Date shall equal the quotient obtained by dividing (i) the product of (1) the number of the Restricted Share Units credited to such account on the record date for such dividend or distribution and (2) the per share dividend (or distribution value) payable on such Dividend Date, by (ii) the Fair Market Value of a Share as of such Dividend Date.

(d)                                 Lapse of Restrictions; Forfeiture. Except as may otherwise be provided herein, the restrictions on transfer set forth in Section 2(c) shall lapse with respect to eight and one-third percent (8 1/3%) of the Restricted Share Units granted hereunder on the last day of each calendar quarter, commencing on                       , 20    , provided that the Grantee continues to provide services to the Company through such vesting date.

Notwithstanding the foregoing, any as yet unvested Restricted Share Units granted hereunder and any accumulated but unpaid dividend equivalents and distribution equivalents thereon shall become immediately vested, payable and free of transfer restrictions upon a Change of Control.

Notwithstanding the foregoing, upon termination of the Grantee’s provision of services to the Company, any as yet unvested Restricted Share Units and any accumulated but unpaid dividend equivalents or distribution equivalents thereon shall be immediately forfeited. Restricted Share Units and any accumulated but unpaid dividend equivalents or distribution equivalents forfeited pursuant to this Section 2(e) shall be transferred to, and reacquired by, the Company without payment of any consideration by the Company, and neither the Grantee nor any of the Grantee’s successors or assigns shall thereafter have any further rights or interests in such units or equivalents.

(e)                                  Settlement of Restricted Share Units.

Restricted Share Units which vest as provided under Section 2(d) prior to                        , 20      , shall be paid on                , 20     .

Restricted Share Units which vest as provided under Section 2(d) on and after                        , 20     shall be paid to the Grantee in a lump sum promptly, but in no event later than 30 days, following the vesting date.

In the event that Shares are to be issued upon any lapse of restrictions relating to the Restricted Share Units, the Company shall issue to the Grantee a share certificate representing such Share.

Section 3.                                          Miscellaneous

(a)                                 Notices. Any and all notices, designations, consents, offers, acceptances and any other communications provided for herein shall be given in writing and shall be delivered either personally or by registered or certified mail, postage prepaid, which shall be addressed, in the case of the Company to the Corporate Counsel of the Company at the principal office of the Company and, in the case of the Grantee, at the address most recently on file with the Grantee’s employer.

(b)                                 No Right to Continued Service. Nothing in the Plan or in this Agreement shall confer upon the Grantee any right to continue in the service of the Company or shall interfere with or restrict in any way the right of the Company, which is hereby expressly reserved, to terminate the Management Agreement at any time for any reason whatsoever, with or without cause (within the meaning of the Management Agreement).

(c)                                  Bound by Plan. By signing this Agreement, the Grantee acknowledges that the Grantee has received a copy of the Plan and has had an opportunity to review the Plan and has agreed to be bound with respect to all the terms and provisions of the Plan.

(d)                                 Successors. The terms of this Agreement shall be binding upon and inure to the benefit of the Company, its successors and assigns, and of the Grantee and the Grantee’s successors and assigns.

(e)                                  Invalid Provision. The invalidity or unenforceability of any particular provision thereof shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provision had been omitted.

(f)                                   Modifications. No change, modification or waiver of any provision of this Agreement shall be valid unless the same be in writing and signed by the parties hereto.

(g)                                 Entire Agreement. This Agreement and the Plan contain the entire agreement and understanding of the parties hereto with respect to the subject matter contained herein and therein and supersede all prior communications, representations and negotiations in respect thereto.

(h)                                 Governing Law. This Agreement and the rights of the Grantee hereunder shall be construed and determined in accordance with the laws of the State of Maryland.

(i)                                    Headings. The headings of the Sections hereof are provided for convenience only and are not to serve as a basis for interpretation or construction, and shall not constitute a part, of this Agreement.

(j)                                    Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, this Agreement has been executed and delivered by the parties hereto as of the                   day of                  , 20    .

STARWOOD WAYPOINT RESIDENTIAL TRUST

By:
Name:
Title:

GRANTEE

Name: